UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2018

Astika Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-182113	27-4601693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 1, 725 Rosebank Road

Avondale, Auckland, 1348, New Zealand

(Address of principal executive offices)

Registrant's Telephone Number, Including Area Code: (64) 9 929 0502

_______________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

A copy of the Letter of Intent is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ASTIKA HOLDINGS, INC., (OTCQB: ASKH) ANNOUNCES LETTER OF INTENT TO PURCHASE CHINESE TEXTILE AND HOME FURNISHINGS COMPANY JIANGSU ZIYANG HOLIDAY BEDROOM ARTICLES CO. LTD.

February 8, 2018

Auckland, New Zealand, February 8, 2018 - Astika Holdings, Inc. (the "Company") (OTCQB:ASKH) announces that it has entered into an Exclusivity Agreement and Non-Binding Letter of Intent ("LOI") to purchase 100% of one of China's successful textile and home furnishings companies, Jiangsu Ziyang Holiday Bedroom Articles Co. Ltd., (the "Acquisition").  The parties intend to complete the purchase no later than July 31, 2018.

The Acquisition, a Chinese private company, has been in business for over a decade and has a consistent track record of delivering revenue and earnings growth.  Last year it completed one of its best years in its history with almost $20 million USD in gross revenue, and with significant profitability.

With operations in Jiangsu province in China, occupying 34,000 square meters with a manufacturing plant building of 23,000 square meters employing 300, including 20 technicians, 5 special designers, 4 manufacturing engineers, 1 spinning engineer, 3 quality engineers and 45 University educated staff. Jiangsu Ziyang Holiday Bedroom Articles Co. Ltd., holds 1 patent of invention, 12 patents for utility models, 4 design patents, and 40 copyright patents in the textile industry. The Acquisition is well-regarded for its focus and manufacturing abilities in the home textile sector for silk quilts, silk rugs, air-condition mats, down, feather, wool products and fur articles including yearly development of new products to meet market demand. Jiangsu Ziyang Holiday Bedroom Articles Co. Ltd., integrates the entire manufacturing value chain for its clients, through a scalable system that assimilates development, procurement, manufacturing and logistic deliveries to its many clients including, RT-Mart where Jiangsu Ziyang’s products are the top – selling home textile items (RT-Mart is the No. 1 chain supermarket with 285 locations in China) The Acquisition is also the sale agents for brands such as: Calvin Klein, UGG, Spirit, Wal-Mart, Carrefour, Tesco. The Acquisition intends and has the potential to continue its growth to meet regional needs while looking for new market opportunities in China and global export.

The Company intends to engage a registered investment dealer in the United States, Asia and Canada to raise sufficient capital to accomplish the purchase of the Acquisition and furnish working capital for the Company's growth. Under the terms of the LOI, the purchase of the Acquisition would primarily be paid for with an equity component consideration, an equity and cash component of which there is a structured multi-year earn-out, and conditioned on the achievement of certain EBITDA hurdles. The Acquisition would receive common stock, valued on the same basis as the equity component of the Company's intended financing.  Completion of the transaction under the LOI is dependent on, among other things, the completion of due diligence satisfactory to the Company, and the completion of the PCAOB audit and US GAAP.  (The Acquisition is currently audited in China in accordance with IFRS−International Financial Reporting Standards.)  The parties expect the PCAOB audit under US GAAP to be completed within approximately 8-16 weeks.

Under the terms of the Exclusivity Agreement, the parties have agreed that the Acquisition will not engage in any negotiations or discussions with other potential acquirers during the period of exclusivity, which currently runs until July 31, 2018.  The parties have also agreed to maintain confidentiality in order to protect the Acquisition's competitive interests, and the interests of its many customers and employees, during what is always a tumultuous period for a company that is in the process of being acquired.

President of Astika Mark Richards commented:  "We are thrilled to enter into this letter of intent with the Acquisition.  We consider the Acquisition to furnish the best possible launch pad for our business.  It has been a delight to work together with the founders of the Acquisition to advance the transaction to this stage.  They are top-notch people and business executives.  We are also gratified that the founders have agreed to remain with the company following the completion of the transaction, and share our vision to develop its global sales."

There are no assurances that the parties will be able to negotiate a mutually acceptable Definitive Agreement or that applicable corporate and securities laws can be satisfied, or that all subjects will be removed such that the transaction as contemplated in the Letter of Intent can be completed or closed.

About ASTIKA HOLDINGS, INC. Astika Holdings is focused on a variety of strategic acquisitions in service, textile, agriculture and industrial companies to compliment and grow Astika Holdings, Inc.’s business. The Company is positioning to capture the next wave of growth companies from Asia. As the centerpieces for Astika Holdings in Asia, the focus is on rapid economic growth and increased foreign investment sector companies which are poised for accelerated economic growth with national modernization. Astika is also focused on adding value through successful project development, efficient operations, and opportunistic acquisitions while maintaining a low risk profile through project diversification, astute financial management and operating in secure jurisdictions. Astika Holdings is focused on the Nantong region of China and is positioning to negotiate with growth companies from the Nantong region.

Nantong is known as a “Pearl of the River and Sea,” ideally situated near the mouth of the Yangtze river with a rich and diverse history dating back to the Chinese Han Dynasty. Inhabitants first lived in the region 5,000 years ago because of its abundant natural resources and access to the Yangtze river. Nantong has a national reputation of “the First Window on the Yangtze River” and is one of the China’s prized national tourist centers. As the centerpiece in the Yangtze Delta Economic Zone, Nantong has enjoyed rapid economic growth and increasing foreign investments. The city is listed on the China’s Top 100 Counties (county-level cities) for its strong economy. Nantong is one of China’s first fourteen coastal cities open to international trade. Nantong is poised for accelerated economic growth with new bridges over the Yangtze River connecting the Nantong region to the Shanghai metropolitan region. With the development of the Rudong Yangkou Harbor Nantong offers the only natural deep water harbor in central China’s coast with access to China’s largest markets. Nantong’s rich history of economic prosperity and growth converge with national modernization continue to make Nantong a major center for economic development in China. The Company intends to expand outside of its Asia and New Zealand regional markets to pursue a vertical integration strategy through the acquisition of service, textile, agriculture and industrial companies to compliment and grow Astika Holdings, Inc.’s business. The business model of combining our global industrial relationships in Asia with Astika Holdings would become the primary operations. As a result, management believes that focusing our efforts on the acquisition of service, agriculture and industrial companies would represent the greatest potential for shareholder return. We are excited about this direction for Astika Holdings, Inc. and look forward to accelerating our growth plans. We appreciate the support previous management has given us during the initial stages and are excited to lead the Company and its shareholders into the future.

Mr. Richards also holds the title of Chief Executive Officer, in conjunction with Astika Holdings, is in the process of making the necessary filings which will be filed on the US SEC EDGAR system providing the specifics of these developments. The management intends to eventually position the Company for an up-listing to another market, possibly NASDAQ, once the Company meets the financial status and market share price for up-listing qualification. Under the contemplated transactions for the acquisition of service, textile, agriculture and industrial companies to compliment and grow Astika Holdings, Inc.’s business, the Company intends to deliver common shares to achieve the contemplated transactions.

The Company has integrated its management and moved its headquarters to Rosebank, Auckland, New Zealand. The President of Astika, Mark W Richards retired after 25 years as a Registered Chartered Accountant in Public Practice (CA PP) since 31 July 1991. He has been a Partner in Practices since that date commencing with Cox Arcus & Co, and progressing through to Cleaver Richards a medium size practice in Ponsonby, Auckland, providing Accounting and Taxation advice to a broad range of SME clients. Since 1 March 2011 he formed a Consultancy based practice in Auckland to attend to the strategic management of clients and their businesses. The Practice is responsible for assisting clients from overseas business ventures with the management of both the businesses and taxation structures to meet the requirements within New Zealand and resident jurisdictions for Countries including USA, Australia, Hong Kong, China, Thailand, Brunei, and the UK. Mr Richards provides management and consulting services to assist with the growth and financial requirements of those companies. In 2008 Mr Richards began acting for a NZ resident entity responsible for the exportation of commodities for sale in China. Through this affiliation he has developed a working relationship with Prominent Chinese businessmen and has been engaged to assist them with the management of their affairs. Mr Richards has acted for Chemsafe Group from November 2006 to develop the strategically for the roll out of the SCR based products nationally in New Zealand and Australasia. In 2010 Mr Richards assisted in the development of a Strategic Brand Marketing Company in Thailand to provide advice on Brands to large Thai Corporates. This involved the development of own brand products in Supermarket chains within Bangkok In 2013 Mr Richards assisted in the formation and marketing of a franchised Motorsport Team aimed at promoting client products in to the market place. He has also assisted with Companies in Oil Recovery, Transportation, Vehicle Sales, Product Design & Marketing, and Fashion.

Forward-Looking Statements

This press release contains "forward-looking statements." Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter of Intent dated February 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018	Astika Holdings, Inc.

	By:	/s/ Mark W. Richards
	Name:	Mark W. Richards
	Title:	President and Chief Executive Officer

5